Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Six Months Ended June 30, 2009
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to the impact of our bankruptcy filings, our ability to refinance, extend or repay our near and intermediate term debt, our substantial level of indebtedness and interest rates, tenant occupancy and tenant bankruptcy, retail and credit market conditions, impairments, land sales in our Master Planned Communities segment, the cost and success of development and redevelopment projects, and our ability to successfully manage our strategic and financial review and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. (collectively, with its subsidiaries, “GGP” or the “Company”) with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
June 30, 2009
Table of Contents
All information included in this supplemental package is unaudited and is as of June 30, 2009, unless otherwise indicated.

Corporate Overview	1 - 2
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2

Second Quarter Earnings Announcement	3-16

Supplemental Financial Data*	17-35
Summary Retained FFO & Core FFO	17
Tenant Allowances, SFAS #141 & #142 & Straight Line Rent	18
Trailing Twelve Month EBITDA and Coverage Ratios	19
Comparable NOI Growth	20
Master Planned Communities	21-23
Capital Information	24
Changes in Total Common & Equivalent Shares	25
Common Dividend History	26
Summary of Outstanding Debt	27-28

Supplemental Operational Data	29-32
Operating Statistics, Certain Financial Information & Top Tenants	29
Retail Portfolio GLA, Occupancy, Sales & Rent Data	30
Retail and Other Net Operating Income by Geographic Area at Share	31
Lease Expiration Schedule and Lease Termination Income at Share	32

Expansions, Redevelopments & New Developments	33-35

*	The supplemental financial data should be read in conjunction with the Company’s second quarter earnings information (included as pages 3-16 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT) and, subsequent to April 16, 2009, is operating under Chapter 11 of the Bankruptcy Code. The Company currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. Although 166 of our owned regional malls are currently operating as debtors-in-possession under Chapter 11 bankruptcy protection, our property management subsidiary, certain of our wholly-owned subsidiaries and all of our regional malls jointly owned with venture partners have not sought such bankruptcy protection. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. Average occupancy at June 30, 2009 was 91.0% and tenant sales per square foot were $417.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate.
Stock Listing
Common Stock
OTC: GGWPQ (Commencing April 17, 2009)
Current Dividend
As previously announced, the Company’s Board of Directors (the “Board”) determined in October 2008 to suspend the common stock dividend. Such suspension will be reviewed in 2009 by the Board as necessary in the context of the REIT requirements and the Company’s ongoing capital position and, subsequent to April 16, 2009, review and approval by the Bankruptcy Court.

Investor Relations	Transfer Agent

Jim Graham	BNY Mellon
Senior Director, Public Affairs	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-2955	Foreign Stockholders:
Fax (312) 994-6747	+1 201 680-6578
james.graham@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	D
Standard & Poors — Senior Debt Rating	D
Standard & Poors — TRCLP Bonds Rating	D
Moody’s — Senior Debt Rating	C
Moody’s — TRCLP Bonds Rating	C

Please visit the GGP web site for additional information:	www.ggp.com

Summary Ownership Structure as of June 30, 2009

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)		June 30, 2009

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a) (b)		$27,959,201

Perpetual Preferred Units (c)
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units (c)
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	63,986

	115,756

Total Preferred Securities		$120,756

Other Preferred Stock		476

Common Operating Partnership Units (d)
Fair value of 7.3 million shares of Operating Partnership Units (which are redeemable subject to certain conditions for an equal number of shares of common stock)		13,295
Common Stock
Stock market value of 312.4 million shares of common stock — outstanding at end of period (d) (e)		$571,609

Total Market Capitalization at end of period		$28,665,337

(a)	Excludes liabilities to special improvement districts of $68.2 million, noncontrolling interest adjustment of $70.5 million, purchase accounting mark-to-market adjustments of $43.4 million and senior notes discount of ($83.3 million).

(b)	Company consolidated debt at June 30, 2009 includes approximately $21.8 billion of mortgage and other notes payable which are currently subject to compromise as we are operating under Chapter 11 protection.

(c)	Reflected at carrying value at June 30, 2009 as the Company adopted SFAS #160 (“Noncontrolling Interests in Consolidated Financial Statements”) and related guidance in the first quarter of 2009 as required.

(d)	Reflects closing common stock share price at June 30, 2009 of $1.83.

(e)	Net of 1.4 million treasury shares.

Second Quarter Earnings Announcement
August 4, 2009

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	Jim Graham
Senior Director of Public Affairs
(312) 960-2955
General Growth Properties, Inc. Announces
Second Quarter 2009 Results of Operations
Chicago, Illinois, August 4, 2009 — General Growth Properties, Inc. (the Company) released today its second quarter 2009 operating results. For the second quarter of 2009, Core Funds From Operations (Core FFO) per fully diluted share were $0.39, Funds From Operations (FFO) per fully diluted share were $0.18 and Earnings per share — diluted (EPS) were a loss of $0.51. In the comparable 2008 period, Core FFO per fully diluted share was $0.70, FFO per fully diluted share were $0.69 and EPS were $0.12. Core FFO and FFO declined for the second quarter of 2009 as compared to the second quarter of 2008 primarily as a result of provisions for impairment in 2009 and reorganization costs related to our bankruptcy filings (discussed immediately below) in April 2009. A Supplemental Schedule of Significant FFO Items that Impact Comparability is provided with this release. In addition, the second quarter and year to date 2008 results have been restated from the amounts originally reported in 2008 to reflect the adoption of two accounting pronouncements as of January 1, 2009 that required retrospective application.
As previously reported, the Company and certain of our wholly-owned subsidiaries (representing approximately 166 of our regional malls, collectively, the “Debtors”) have been operating since April 2009 as debtors-in-possession pursuant to the provisions of Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). The Chapter 11 cases are being jointly administered in the Bankruptcy Court of the Southern District of New York (the “Bankruptcy Court”). However, our property management subsidiary, certain of our wholly-owned subsidiaries, and our joint ventures, either consolidated or unconsolidated, have not sought such Chapter 11 protection. Since the commencement of the Chapter 11 cases, the Debtors have continued their normal operations, as approved by Bankruptcy Court rulings, and have been developing a plan of reorganization that extends mortgage maturities, reduces overall leverage and that would allow the emergence from bankruptcy as quickly as possible while preserving the Company’s integrated, national business operations.

FINANCIAL AND OPERATIONAL HIGHLIGHTS
▪	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the provision for income taxes. Core FFO for the second quarter of 2009 was $124.6 million or $0.39 per fully diluted share as compared to $222.1 million or $0.70 per fully diluted share for the second quarter of 2008. Core FFO declines for the second quarter of 2009 as compared to the second quarter of 2008 were primarily due to a $13.3 million reduction in NOI (due to occupancy declines and the overall weakness of the retail economy, both of which negatively influenced minimum and overage rents) and the approximately $33.7 million of reorganization costs and the approximately $27.9 million of additional restructuring costs (categorized as general and administrative costs) incurred in the second quarter of 2009 as compared to no such reorganization or restructuring costs incurred in the second quarter of 2008. In addition, while approximately $26.5 million of impairments were recognized in the second quarter of 2009 (related to goodwill ($19.4 million) and to proposed development projects that were terminated during the quarter ($7.1 million)), no significant impairments were recognized in the second quarter of 2008.
▪	FFO per fully diluted share was $0.18 in the second quarter of 2009. FFO for the quarter was $58.2 million as compared to $221.7 million in the second quarter of 2008. In addition to the Core FFO variance items listed above, during the second quarter of 2009 an impairment provision of approximately $55.9 million was recorded at our Nouvelle at Natick condominium development. Reference is made to the attached Supplemental Schedule of Significant FFO Items that Impact Comparability for additional items impacting FFO comparability.
▪	EPS for the second quarter of 2009 were a loss of $0.51 per share versus income of $0.12 in the second quarter of 2008. Our second quarter 2009 EPS were significantly impacted by the FFO items discussed above. In addition, there were no significant sales of Retail and Other assets in 2009 whereas in the second quarter of 2008 we sold (in two separate transactions) three office buildings (two located in Maryland and one located in Las Vegas) resulting in gains of approximately $30.8 million, net of approximately $6.2 million attributable to non-controlling interests, or approximately $0.12 per share.

SEGMENT RESULTS
Retail and Other Segment
▪	NOI for the second quarter of 2009 was $615.8 million, a decrease of approximately 2.1% from the $629.1 million reported in the second quarter of 2008. Minimum rents (including temporary tenant revenues), overage rents and other revenues (including sponsorship, vending, parking and advertising) in the second quarter of 2009 declined as compared to the same period of 2008 due to the continued weakness in the economy and occupancy declines. In addition, we sold three office buildings in 2008, as discussed above, which also contributed to the decrease in NOI. Weaknesses in certain of our tenants’ businesses also led to a $3.9 million increase in our provision for doubtful accounts in the second quarter of 2009 as compared to the second quarter of 2008.
▪	Revenues from consolidated properties were $750.9 million for the second quarter of 2009 as compared to $775.1 million for the same period in 2008, a decline of 3.1%. The majority of this decline is due to the items impacting FFO discussed above.
▪	Revenues from unconsolidated properties, at the Company’s ownership share, decreased to $149.8 million or 2.6% compared to $153.8 million in the second quarter of 2008. This decrease was primarily due to declines in temporary tenant revenues and other income in the second quarter of 2009 as compared to the second quarter of 2008.
▪	Total tenant sales declined 8.4% and comparable tenant sales declined 9.5% in 2009, both on a trailing 12 month basis, compared to the same period last year.
▪	Comparable NOI from consolidated properties in the second quarter of 2009 declined by 2.7% compared to the second quarter of 2008. Comparable NOI from unconsolidated properties at the Company’s ownership share in the second quarter of 2009 declined 4.7% compared to the second quarter of 2008. In the aggregate, comparable segment NOI decreased 3.0% as compared to the second quarter of 2008.
▪	Retail Center occupancy remained steady at 91.0% at June 30, 2009 as compared to 90.9% at March 31, 2009 but declined as compared to 93.2% at June 30, 2008.
▪	Tenant sales per square foot for second quarter 2009 (on a trailing twelve month basis) were $417 versus $427 for the first quarter 2009 and $459 in the second quarter of 2008.

Master Planned Communities Segment
▪	NOI in the second quarter of 2009 for the Master Planned Communities segment was a loss of $55.3 million for consolidated properties and income of $4.7 million for unconsolidated properties as compared to income of $0.6 million for consolidated properties and of $6.6 million for unconsolidated properties, respectively, in the second quarter of 2008. As detailed in the Supplemental Schedule of FFO Items that Impact Comparability, the NOI loss in the second quarter of 2009 for consolidated properties is due primarily to the $55.9 million provision for impairment related to the Natick at Nouvelle condominium development. Although the single bulk sale of substantially all of our remaining residential acreage at the Fairwood Community was completed in the second quarter of 2009, this transaction did not significantly impact NOI for the quarter as the final sales price was not materially different from the estimated sale price utilized for the computation of the $52.8 million provision for impairment recorded in the first quarter of 2009. NOI remains negative for certain other communities as operating expenses cannot be completely eliminated despite the significant reduction in current sales revenues.
▪	Land sale revenues in the second quarter of 2009 were approximately $22.4 million for consolidated properties (including approximately $15.0 million of sales revenue related to the bulk sale of substantially all of our remaining land at Fairwood) and approximately $13.4 million for unconsolidated properties, compared to $15.9 million for consolidated properties and $17.8 million for unconsolidated properties, in the second quarter of 2008 as current economic conditions continue to depress residential home building.
GGP INFORMATION/WEBSITE
The Company currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 44 states, as well as ownership in planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company’s common stock is currently traded in the over-the-counter securities market operated by Pink OTC Markets Inc. using the symbol GGWPQ. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to controlling interests

(computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our (provision for) benefit from income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the (provision for) benefit from income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income (loss), a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to controlling interests has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income (loss) attributable to controlling interests and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or other non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, reorganization items and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values (with respect to the Master Planned Communities) and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income attributable to controlling interests. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the Debtors bankruptcy filings, our ability to refinance, extend or repay our near and intermediate term debt, our substantial level of indebtedness and interest rates, retail and credit market conditions, impairments, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Funds From Operations (“FFO”)
Company stockholders	$56,863	$185,666	$(105,038)	$364,736
Operating Partnership unit holders	1,322	35,997	(2,693)	73,830

Operating Partnership	$58,185	$221,663	$(107,731)	$438,566

(Decrease) increase in FFO over comparable prior year period	(73.8)%	8.0%	(124.6)%	(37.1)%

FFO per share:
Company stockholders — basic	$0.18	$0.69	$(0.34)	$1.42
Operating Partnership — basic	0.18	0.69	(0.34)	1.42
Operating Partnership — diluted	0.18	0.69	(0.34)	1.42
Decrease in diluted FFO per share over comparable prior year periods	(73.9)%	—%	(123.9)%	(39.3)%

Core Funds From Operations (“Core FFO”)
Core FFO	$124,552	$222,080	$1,664	$442,405
(Decrease) increase in Core FFO over comparable prior year period	(43.9)%	5.0%	(99.6)%	9.5%

Core FFO per share — diluted	0.39	0.70	0.01	1.44
(Decrease) increase in diluted Core FFO per share over comparable prior year periods	(44.3)%	(1.4)%	(99.3)%	5.9%

Dividends
Dividends paid per share	$—	$0.50	$—	$1.00
Payout ratio (% of diluted FFO paid out)	—%	72.5%	—%	70.4%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$517,640	$529,816	$1,026,723	$1,070,844
Unconsolidated	98,176	99,254	197,670	192,767

Total Retail and Other	615,816	629,070	1,224,393	1,263,611

Master Planned Communities:
Consolidated	(55,325)	644	(109,720)	(210)
Unconsolidated	4,687	6,606	5,020	14,318

Total Master Planned Communities	(50,638)	7,250	(104,700)	14,108

Total Real estate property net operating income	$565,178	$636,320	$1,119,693	$1,277,719

	June 30,	December 31,
Selected Balance Sheet Information	2009	2008
Cash and cash equivalents	$622,844	$168,993

Investment in real estate:
Net land, buildings and equipment	$22,204,972	$22,723,390
Developments in progress	958,298	1,076,675
Net investment in and loans to/from Unconsolidated Real Estate Affiliates	1,900,074	1,837,635
Investment property and property held for development and sale	1,723,556	1,823,362

Net investment in real estate	$26,786,900	$27,461,062

Total assets	$29,120,257	$29,557,330

Mortgages, notes and loans payable not subject to compromise	$3,040,250	$24,756,577
Mortgages, notes and loans payable subject to compromise (a)	21,834,582	—
Redeemable noncontrolling interests — Preferred	120,756	120,756
Redeemable noncontrolling interests — Common	38,170	379,169
Total equity	1,667,503	1,860,407

Total capitalization (at cost)	$26,701,261	$27,116,909

(a)	Mortgages, notes and loans payable subject to compromise are for obligations of the Debtors which principal amounts may change depending on the outcome of our Chapter 11 cases.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Minimum rents	$498,708	$507,099	$997,816	$1,032,041
Tenant recoveries	224,691	231,548	457,710	463,179
Overage rents	5,782	10,892	15,806	24,410
Land sales	22,448	15,855	31,435	24,921
Management and other fees	15,920	21,918	35,118	42,157
Other	24,546	28,306	42,850	59,232

Total revenues	792,095	815,618	1,580,735	1,645,940

Expenses:
Real estate taxes	68,959	69,004	140,518	137,653
Repairs and maintenance	50,082	56,997	105,438	119,098
Marketing	6,906	8,776	14,482	21,052
Other property operating costs	98,497	104,198	202,199	215,718
Land sales operations	21,850	15,211	32,464	25,131
Provision for doubtful accounts	8,847	6,287	19,179	8,996
Property management and other costs	42,200	54,804	85,609	106,942
General and administrative	32,304	4,416	78,125	12,515
Provisions for impairment	82,388	236	413,480	608
Depreciation and amortization	186,472	191,242	391,087	375,501

Total expenses	598,505	511,171	1,482,581	1,023,214

Operating income	193,590	304,447	98,154	622,726

Interest income	501	1,449	1,231	2,006
Interest expense	(319,543)	(319,303)	(648,033)	(644,995)

Loss before income taxes, noncontrolling interests, reorganization items, and equity in income of Unconsolidated Real Estate Affiliates	(125,452)	(13,407)	(548,648)	(20,263)
Provision for income taxes	(15,742)	(6,866)	(4,228)	(16,257)
Equity in income of Unconsolidated Real Estate Affiliates	16,339	21,145	23,877	44,973
Reorganization items	(33,726)	—	(33,726)	—

(Loss) income from continuing operations	(158,581)	872	(562,725)	8,453
Discontinued operations — gain (loss) on dispositions	—	37,060	(55)	37,060

Net (loss) income	(158,581)	37,932	(562,780)	45,513
Allocation to noncontrolling interests	179	(9,180)	8,299	(13,400)

Net (loss) income attributable to common stockholders	$(158,402)	$28,752	$(554,481)	$32,113

Basic and Diluted (Loss) Earnings Per Share:
Continuing operations	$(0.51)	$0.00	$(1.81)	$0.03
Discontinued operations	—	0.12	—	0.12

Total basic and diluted (loss) earnings per share	$(0.51)	$0.12	$(1.81)	$0.15

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended June 30, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$498,708	$97,043	$595,751
Tenant recoveries	224,691	38,722	263,413
Overage rents	5,782	975	6,757
Other, including noncontrolling interests	21,750	13,013	34,763

Total property revenues	750,931	149,753	900,684

Property operating expenses:
Real estate taxes	68,959	12,263	81,222
Repairs and maintenance	50,082	8,027	58,109
Marketing	6,906	1,275	8,181
Other property operating costs	98,497	28,206	126,703
Provision for doubtful accounts	8,847	1,806	10,653

Total property operating expenses	233,291	51,577	284,868

Retail and other net operating income	517,640	98,176	615,816

Master Planned Communities
Land sales	22,448	13,419	35,867
Land sales operations	(21,850)	(8,732)	(30,582)

Master Planned Communities net operating income before provision for impairment	598	4,687	5,285

Provision for impairment	(55,923)	—	(55,923)

Master Planned Communities net operating (loss) income	(55,325)	4,687	(50,638)

Real estate property net operating income	462,315	102,863	$565,178

Management and other fees	15,920	4,396
Property management and other costs	(42,200)	(9,254)
General and administrative	(32,304)	(2,482)
Provisions for impairment	(26,465)	(1,761)
Depreciation on non-income producing assets, including headquarters building	(2,395)	—
Interest income	501	1,015
Interest expense	(319,543)	(41,991)
(Provision for) benefit from income taxes	(15,742)	13
Preferred unit distributions	(2,336)	—
Other FFO from noncontrolling interests	1,330	31
Reorganization items	(33,726)	—

FFO	5,355	52,830
Equity in FFO of Unconsolidated Properties	52,830	(52,830)

Operating Partnership FFO	$58,185	$—

	Three Months Ended June 30, 2008
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$507,099	$94,544	$601,643
Tenant recoveries	231,548	39,522	271,070
Overage rents	10,892	1,723	12,615
Other, including noncontrolling interests	25,539	18,012	43,551

Total property revenues	775,078	153,801	928,879

Property operating expenses:
Real estate taxes	69,004	11,990	80,994
Repairs and maintenance	56,997	8,945	65,942
Marketing	8,776	1,590	10,366
Other property operating costs	104,198	31,534	135,732
Provision for doubtful accounts	6,287	488	6,775

Total property operating expenses	245,262	54,547	299,809

Retail and other net operating income	529,816	99,254	629,070

Master Planned Communities
Land sales	15,855	17,802	33,657
Land sales operations	(15,211)	(11,196)	(26,407)

Master Planned Communities net operating income	644	6,606	7,250

Real estate property net operating income	530,460	105,860	$636,320

Management and other fees	21,918	5,477
Property management and other costs	(54,804)	(10,092)
General and administrative	(4,416)	(2,464)
Provisions for impairment	(236)	—
Depreciation on non-income producing assets, including headquarters building	(2,603)	—
Interest income	1,449	1,363
Interest expense	(319,303)	(41,876)
Provision for income taxes	(6,866)	(801)
Preferred unit distributions	(2,903)	—
Other FFO from noncontrolling interests	1,470	30

FFO	164,166	57,497
Equity in FFO of Unconsolidated Properties	57,497	(57,497)

Operating Partnership FFO	$221,663	$—

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Six Months Ended June 30, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$997,816	$194,434	$1,192,250
Tenant recoveries	457,710	79,541	537,251
Overage rents	15,806	2,191	17,997
Other, including minority interest	37,207	25,641	62,848

Total property revenues	1,508,539	301,807	1,810,346

Property operating expenses:
Real estate taxes	140,518	24,844	165,362
Repairs and maintenance	105,438	16,745	122,183
Marketing	14,482	2,750	17,232
Other property operating costs	202,199	56,744	258,943
Provision for doubtful accounts	19,179	3,054	22,233

Total property operating expenses	481,816	104,137	585,953

Retail and other net operating income	1,026,723	197,670	1,224,393

Master Planned Communities
Land sales	31,435	18,520	49,955
Land sales operations	(32,464)	(13,500)	(45,964)

Master Planned Communities net operating (loss) income before provision for impairment	(1,029)	5,020	3,991

Provision for impairment	(108,691)	—	(108,691)

Master Planned Communities net operating (loss) income	(109,720)	5,020	(104,700)

Real estate property net operating income	917,003	202,690	$1,119,693

Management and other fees	35,118	7,929
Property management and other costs	(85,609)	(18,300)
General and administrative	(78,125)	(6,743)
Provisions for impairment	(304,789)	(3,207)
Depreciation on non-income producing assets, including headquarters building	(4,877)	—
Interest income	1,231	1,932
Interest expense	(648,033)	(83,584)
Provision for income taxes	(4,228)	(467)
Preferred unit distributions	(4,671)	—
Other FFO from noncontrolling interests	2,666	59
Reorganization items	(33,726)	—

FFO	(208,040)	100,309
Equity in FFO of Unconsolidated Properties	100,309	(100,309)

Operating Partnership FFO	$(107,731)	$—

	Six Months Ended June 30, 2008
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$1,032,041	$187,236	$1,219,277
Tenant recoveries	463,179	78,613	541,792
Overage rents	24,410	3,035	27,445
Other, including minority interest	53,731	31,552	85,283

Total property revenues	1,573,361	300,436	1,873,797

Property operating expenses:
Real estate taxes	137,653	23,581	161,234
Repairs and maintenance	119,098	18,246	137,344
Marketing	21,052	3,778	24,830
Other property operating costs	215,718	61,281	276,999
Provision for doubtful accounts	8,996	783	9,779

Total property operating expenses	502,517	107,669	610,186

Retail and other net operating income	1,070,844	192,767	1,263,611

Master Planned Communities
Land sales	24,921	40,920	65,841
Land sales operations	(25,131)	(26,602)	(51,733)

Master Planned Communities net operating (loss) income before provision for impairment	(210)	14,318	14,108

Real estate property net operating income	1,070,634	207,085	$1,277,719

Management and other fees	42,157	10,508
Property management and other costs	(106,942)	(19,830)
General and administrative	(12,515)	(4,719)
Provisions for impairment	(608)	—
Depreciation on non-income producing assets, including headquarters building	(5,399)	—
Interest income	2,006	3,071
Interest expense	(644,995)	(80,986)
Provision for income taxes	(16,257)	(1,690)
Preferred unit distributions	(5,806)	—
Other FFO from noncontrolling interests	2,791	61

FFO	325,066	113,500
Equity in FFO of Unconsolidated Properties	113,500	(113,500)

Operating Partnership FFO	$438,566	$—

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$565,178	$636,320	$1,119,693	$1,277,719
Unconsolidated Properties	(102,863)	(105,860)	(202,690)	(207,085)

Consolidated Properties	462,315	530,460	917,003	1,070,634
Management and other fees	15,920	21,918	35,118	42,157
Property management and other costs	(42,200)	(54,804)	(85,609)	(106,942)
General and administrative	(32,304)	(4,416)	(78,125)	(12,515)
Provisions for impairment	(26,465)	(236)	(304,789)	(608)
Depreciation and amortization	(186,472)	(191,242)	(391,087)	(375,501)
Noncontrolling interest in NOI of Consolidated Properties and other	2,796	2,767	5,643	5,501

Operating income	$193,590	$304,447	$98,154	$622,726

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net (Loss) Income Attributable to Controlling Interest
Core FFO	$124,552	$222,080	$1,664	$442,405
Master Planned Communities net operating (loss) income	(50,638)	7,250	(104,700)	14,108
Provision for income taxes	(15,729)	(7,667)	(4,695)	(17,947)

Funds From Operations — Operating Partnership	58,185	221,663	(107,731)	438,566
Depreciation and amortization of capitalized real estate costs	(220,584)	(225,010)	(462,679)	(438,665)
Discontinued operations — gain (loss) on dispositions	—	37,060	(55)	37,060
Noncontrolling interests in depreciation of Consolidated Properties and other	893	828	1,768	1,653
Redeemable noncontrolling interests	3,104	(5,789)	14,216	(6,501)

Net (loss) income attributable to common stockholders	$(158,402)	$28,752	$(554,481)	$32,113

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$102,863	$105,860	$202,690	$207,085
Net property management fees and costs	(4,858)	(4,615)	(10,371)	(9,322)
Net interest expense	(40,976)	(40,513)	(81,652)	(77,915)
General and administrative, provisions for impairment income taxes and noncontrolling interest in FFO	(4,199)	(3,235)	(10,358)	(6,348)

FFO of unconsolidated properties	52,830	57,497	100,309	113,500
Depreciation and amortization of capitalized real estate costs	(36,507)	(36,371)	(76,469)	(68,562)
Other, including gains on sales of investment properties	16	19	37	35

Equity in income of Unconsolidated Real Estate Affiliates	$16,339	$21,145	$23,877	$44,973

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	319,601	319,202	319,596	307,903
Conversion of Operating Partnership units	(7,264)	(51,833)	(7,990)	(51,836)

Weighted average number of Company shares outstanding — GAAP EPS	312,337	267,369	311,606	256,067

Diluted:
Weighted average number of shares outstanding — FFO per share	319,601	319,430	319,596	308,089
Conversion of Operating Partnership units	(7,264)	(51,833)	(7,990)	(51,836)

Weighted average number of Company shares outstanding — GAAP EPS	312,337	267,597	311,606	256,253

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$2,502	$1,214	$2,812	$2,144
Straight-line rent	10,058	2,747	9,961	2,137
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Other property operating costs:
Non-cash ground rent expense	(1,576)	(481)	(1,820)	(231)
Provisions for impairment	(82,388)	(1,761)	(236)	—
Interest expense:
Mark-to-market adjustments on debt	3,816	944	4,354	754
Amortization of deferred finance costs	(4,084)	(400)	(3,490)	(441)
Amortization of discount on exchangeable notes	(6,757)	—	6,360	—
Termination of interest rate swaps	10,061	—	—	—
Statutory interest expense on Glendale judgment	—	—	(2,225)	—
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	—	—
Write-off of deferred finance costs	(578)	—	(1)	(244)

Totals	$(69,927)	$2,263	$14,734	$4,119

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$3,356	$2,932	$8,747	$4,280
Straight-line rent	18,694	6,525	21,903	4,934
Real estate taxes:
Real estate tax stabilization agreement	(1,962)	—	(1,962)	—
Other property operating costs:
Non-cash ground rent expense	(3,163)	(681)	(3,555)	(462)
Provisions for impairment	(413,480)	(3,207)	(608)	—
Interest expense:
Mark-to-market adjustments on debt	6,063	1,331	8,520	1,466
Amortization of deferred finance costs	(24,215)	(825)	(12,230)	(821)
Amortization of discount on exchangeable notes	(13,450)	—	12,658	—
Termination of interest rate swaps	18,675	—	—	—
Statutory interest expense on Glendale judgment	—	—	(4,457)	—
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	—	—
Write-off of deferred finance costs	(578)	—	207	(244)

Totals	$(410,060)	$6,075	$29,223	$9,153

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Basic	312,337	267,369	311,606	256,067
Diluted	312,337	267,597	311,606	256,253
Assuming full conversion of Operating Partnership units:
Basic	319,601	319,202	319,596	307,903
Diluted	319,601	319,430	319,596	308,089

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL SCHEDULE OF SIGNIFICANT FFO ITEMS THAT IMPACT COMPARABILITY (a)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating Partnership FFO	$58,185	$221,663	$(107,731)	$438,566

Operating Partnership FFO per share — diluted	$0.18	$0.69	$(0.34)	$1.42

Significant items that affect comparability increase (decrease)

Provisions for impairment:
Operating properties	—	—	121,422	—
Non-recoverable development costs	8,865	236	57,824	608
Goodwill	19,361	—	128,750	—

Core FFO Impairments	28,226	236	307,996	608
Master planned communities impairment — net of tax (b)	55,923	—	86,394	—

Total impairments	84,149	236	394,390	608

Restructuring costs (c)	4,784	—	43,084	—
Financing costs — proposed transactions (d)	20,929	—	20,929	—
Termination of interest rate swaps	34,813	—	34,813	—
Reorganization items (e)	33,726	—	33,726	—
Termination income	(11,286)	(7,477)	(20,553)	(28,483)

Operating Partnership FFO as adjusted for comparability	$225,300	$214,422	$398,658	$410,691

Adjusted Operating Partnership FFO per share — diluted	$0.70	$0.67	$1.25	$1.33

(a)	Includes consolidated and unconsolidated properties.

(b)	Master planned communities impairment is presented net of tax. The amount for the three months ended June 30, 2009 relates to an impairment charge at our Nouvelle at Natick condominium project, although there is no net tax benefit related to this impairment charge due to a valuation allowance on the related deferred tax asset as a result of filing for Chapter 11 protection.

(c)	The Restructuring costs amount reflects fees and expenses incurred for various consultants and advisors that assisted in the development of strategic alternatives relating to our liquidity and financing situation prior to filing for Chapter 11 protection on April 16, 2009.

(d)	The Financing costs — proposed transactions amount reflects the write off of various financing costs on proposed transactions which were not completed.

(e)	The Reorganization items amount reflects bankruptcy-related costs incurred after filing for Chapter 11 protection on April 16, 2009.

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (a)	2009	2008 (a)
Cash From Recurring Operations
FFO — Operating Partnership	$58,185	$221,663	$(107,731)	$438,566
Plus (Less):
Non-FFO cash provided by (used in) Master Planned Communities	1,702	(30,511)	47,079	(61,196)
Deferred income taxes	8,362	(2,774)	(9,842)	(1,245)
Tenant allowances and capitalized leasing costs (b)	(18,777)	(49,242)	(41,173)	(86,081)
Capital Expenditures (c)	(3,600)	(12,363)	(6,634)	(22,945)
Above and below-market tenant leases, net	(3,716)	(4,956)	(6,288)	(13,027)
Straight-line rent adjustment	(12,805)	(12,098)	(25,219)	(26,837)
Real estate tax stabilization agreement	981	981	1,962	1,962
Non-cash ground rent expense	2,057	2,051	3,844	4,017
Provisions for impairment	84,149	236	416,687	608
Mark-to-market adjustments on debt	(4,760)	(5,108)	(7,394)	(9,986)
Amortization of deferred finance costs	4,484	3,931	25,040	13,051
Amortization of discount on exchangeable notes	6,757	(6,360)	13,450	(12,658)
Termination of interest rate swaps	(10,061)	—	(18,675)	—
Statutory interest expense on Glendale judgment	—	2,225	—	4,457
Debt extinguishment costs:
Write-off of deferred finance costs	578	245	578	37

Cash From Recurring Operations — Operating Partnership	$113,536	$107,920	$285,684	$228,723

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$113,536	$107,920	$285,684	$228,723
Less common and preferred dividends/distributions paid	(488)	(159,757)	(625)	(307,723)

Retained Funds From Recurring Operations — Operating Partnership	$113,048	$(51,837)	$285,059	$(79,000)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (a)	2009	2008 (a)
Core FFO
Operating Partnership FFO	$58,185	$221,663	$(107,731)	$438,566
Exclusions, at the Company’s share:
Master Planned Communities net operating loss (income)	50,638	(7,250)	104,700	(14,108)
Provision for income taxes	15,729	7,667	4,695	17,947

Core FFO	$124,552	$222,080	$1,664	$442,405

Weighted average shares assuming full conversion of Operating Partnership Units — diluted	319,601	319,430	319,596	308,089

Core FFO — per share	$0.39	$0.70	$0.01	$1.44

(a)	Certain prior period amounts have been reclassified to conform to the current period presentation. In addition, as a result of the adoption of FSP 14-1 and SFAS #160 which require retrospective application, certain amounts in 2008 have been restated.

(b)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

(c)	Reflects only non-tenant operating capital expenditures; tenant allowances (per (a) above) and capital expenditures that relate to new and redevelopment/renovation projects are excluded.

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, SFAS #141 & #142 & STRAIGHT LINE RENT
(dollars in thousands)

Tenant Allowances/Improvements and
Capitalized Leasing Costs (a)

Non-Cash Rental Revenue Recognized Pursuant to
SFAS #141 and #142

Straight Line Rent

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

(b)	Certain amounts have been reclassified to conform to the current period presentation.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	6/30/09	3/31/2009	12/31/2008 (b)	09/30/2008 (b)
Pro Rata EBITDA (a)
Net (loss) income attributable to controlling interests	$(549,030)	$(394,724)	$4,719	$64,838
Discontinued operations, net of noncontrolling interest - Gains on dispositions	(15,125)	(45,946)	(46,001)	(45,941)
Allocation to noncontrolling interests	3,670	(7,429)	4,909	18,000
Interest expense	1,424,096	1,431,358	1,437,722	1,434,583
(Benefit from) provision for income taxes	(8,228)	(100)	21,586	(37,795)
Amortization of deferred finance costs	59,234	59,399	47,963	29,837
Debt extinguishment costs	40,360	5,214	5,007	(1,381)
Interest income	(17,840)	(8,758)	(9,334)	(12,042)
Depreciation and amortization	919,675	924,313	896,187	836,670

Pro Rata EBITDA	$1,856,812	$1,963,327	$2,362,758	$2,286,769

Net Interest (a)
Amortization of deferred finance costs	(59,234)	(59,399)	(47,963)	(29,837)
Debt extinguishment costs	(40,360)	(5,214)	(5,007)	1,381
Interest expense	(1,424,096)	(1,431,358)	(1,437,722)	(1,434,583)
Interest income	17,840	8,758	9,334	12,042

Net interest	$(1,505,850)	$(1,487,213)	$(1,481,358)	$(1,450,997)

Interest Coverage Ratio	1.23	1.32	1.59	1.58

Fixed Charges (c)
Net interest	$(1,505,850)	$(1,487,213)	$(1,481,358)	$(1,450,997)
Preferred unit distributions	(9,437)	(10,005)	(10,572)	(11,092)

Fixed charges	$(1,515,287)	$(1,497,218)	$(1,491,930)	$(1,462,089)

Ratio of Pro Rata EBITDA to Fixed Charges	1.23	1.31	1.58	1.56

Fixed Charges & Common Dividend
Fixed Charges	$(1,515,287)	$(1,497,218)	$(1,491,930)	$(1,462,089)
Common Dividend/Distributions	(160,242)	(319,862)	(467,691)	(615,503)

Fixed Charges & Common Dividend	$(1,675,529)	$(1,817,080)	$(1,959,621)	$(2,077,592)

Ratio of Pro Rata EBITDA to Fixed Charges & Common Dividend (d)	1.11	1.08	1.21	1.10

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share. The above ratios are lower than those of the revolver and term loan facility, due to certain adjustments per the loan agreement.

(b)	Certain prior period amounts have been reclassified to conform to the current period presentation. In addition, as a result of the adoption of FSP 14-1 and SFAS #160 which require retrospective application, certain amounts in 2008 have been restated.

(c)	Excludes principal amortization payment and does not reflect any default rate interest charges as such charges may not be assessed due to our bankruptcy filings.

(d)	The common dividend was suspended in October 2008, and accordingly, these computed ratios may not be comparable to historical amounts or to those of our competitors.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Comparable NOI Growth	2009	2008	2009	2008
Total Retail and Other NOI	$615,816	$629,070	$1,224,393	$1,263,611
NOI from noncomparable properties	(24,619)	(20,491)	(44,994)	(48,064)
Corporate and other (a)	(2,868)	(1,986)	(6,961)	(5,798)

Comparable NOI (b)	$588,329	$606,593	$1,172,438	$1,209,749

Decrease in Comparable NOI	-3.0%		-3.1%

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to operations.

(b)	Comparable properties are properties that have been owned and operated for the entire time during the compared accounting periods, excluding those properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties, and includes insurance proceeds from property damage.
Excluding termination income from both three and six month periods, the change in comparable NOI was -3.6% and -2.4%, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Comparable NOI (from above)	$588,329	$606,593	$1,172,438	$1,209,749
Comparable termination income	(10,449)	(7,378)	(19,433)	(28,034)

Comparable NOI excluding termination income	$577,880	$599,215	$1,153,005	$1,181,715

Decrease in Comparable NOI excluding termination income	-3.6%		-2.4%

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

					Unconsolidated
	Consolidated Properties				Property @ Share	Company Portfolio
	Maryland			Total		Total MPC
	Properties (a)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment
Three Months Ended

June 30, 2009
Land Sales (b)	$18,608	$1,428	$2,412	$22,448	$13,419	$35,867
Land Sales Operations (c) (d)	16,137	3,780	1,933	21,850	8,732	30,582

Net Operating Income (Loss) before Provision for Impairment (e)	$2,471	$(2,352)	$479	$598	$4,687	$5,285

June 30, 2008
Land Sales (b)	$741	$10,490	$4,624	$15,855	$17,802	$33,657
Land Sales Operations (c) (d)	1,463	10,216	3,532	15,211	11,196	26,407

Net Operating Income (Loss)	$(722)	$274	$1,092	$644	$6,606	$7,250

Six Months Ended

June 30, 2009
Land Sales (c)	$19,173	$7,387	$4,875	$31,435	$18,520	$49,955
Land Sales Operations (d)	69,757	11,449	4,028	85,233	13,500	98,733

Net Operating Income (Loss) (a)(e)	$(50,584)	$(4,062)	$847	$(53,798)	$5,020	$(48,778)

June 30, 2008
Land Sales (c)	$976	$16,124	$7,821	$24,921	$40,920	$65,841
Land Sales Operations (d)	2,325	16,426	6,380	25,131	26,602	51,733

Net Operating Income (Loss)	$(1,349)	$(302)	$1,441	$(210)	$14,318	$14,108

(a)	Maryland Properties include Columbia and Fairwood and Land Sales Operations for such communities includes an approximate $52.8 million impairment charge recorded in the first quarter 2009.

(b)	Includes builder price participation.

(c)	Land Sales Operations includes selling and general and administrative expenses.

(d)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(e)	Master Planned Communities Net Operating Income (Loss) before Provision for Impairment excludes provision for impairment ($55.9M) related to our Nouvelle at Natick residential development project recorded in the second quarter of 2009.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — BOOK VALUE AND NET CASH FLOW GENERATED (a)
(dollars in thousands)

BOOK VALUE (b)

Net Book Value
June 30, 2009
Investment Land and Land Held for Development and Sale:

Maryland Properties (c)	$149,472
Summerlin	1,100,890
Bridgeland	401,109

Consolidated Communities	$1,651,471

The Woodlands (at GGP 52.5% share)	139,891

Total Master Planned Communities	$1,791,362

NET CASH FLOW GENERATED

	Six Months Ended June 30,
	2009	2008
Net Operating Income	$(48,778)	$14,108
Cost of Land Sales	18,668	5,473
The Woodlands NOI (d)	(5,020)	(14,318)
The Woodlands Cash Distribution (d)	—	—
Other Adjustments to Derive Cash Generated (e)	49,622	(1,759)

Total Cash Generated	14,492	3,504

Land Development Expenditures, Net of Related Financing	(16,192)	(50,593)

Estimated Net Cash Flow from Master Planned Communities (f)	$(1,700)	$(47,089)

(a)	Excludes operations from our residential condominium project.

(b)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements. The book value of The Woodlands is the recorded carrying amount of the Company’s investment in The Woodlands Land Development Company L.P., the investment entity for the community development portion of The Woodlands. The book value at June 30, 2009 likely exceeds the current market or liquidation value for certain properties; however, no additional impairments of such properties are appropriate for financial statement purposes as the book value is recoverable based upon the future projected sales and development program for the respective properties. These book values of gross assets are not property appraisals and do not reflect the market value that may be obtained from a third party in individual lot or bulk sale transactions.

(c)	Maryland Properties include Columbia and Fairwood.

(d)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The partnership cash distribution is based on the final cash earned by The Woodlands and generally occurs at the end of each year. The Woodlands partnership did not distribute any cash during the fourth quarter of 2008.

(e)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(f)	Estimated net cash flow used excludes the estimated semi-annual distributions to be paid pursuant to the CSA, an unsecured obligation of the Company set forth in an executory contract which, subject to the approval of the Bankruptcy Court, may be assumed or rejected by the Debtors. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY (a)
(dollars in thousands)

		Lot Sales and Pricing (b)		Acreage (c)
		Six Months Ended		Total	Remaining
		June 30,		Gross	Saleable
		2009	2008	Acres	Acres
Maryland Properties (d)

Residential	- Acres Sold	229.0	—		21
	- Average Price/Acre	$79	$—

Commercial	- Acres Sold	—	—		247
	- Average Price/Acre	$—	$—

Maryland Properties Acreage				19,100	268

Summerlin (e)
Residential	- Acres Sold	—	3.1		6,750
	- Average Price/Acre	$—	$1,868

Commercial	- Acres Sold	4.4	—		627
	- Average Price/Acre	$999	$—

Summerlin Acreage				22,500	7,377

Bridgeland
Residential	- Acres Sold	13.2	27.7		5,974
	- Average Price/Acre	$248	$254

Commercial	- Acres Sold	14.80	—		1,246
	- Average Price/Acre	$50	$—

Bridgeland Acreage				11,400	7,220

The Woodlands (f)
Residential	- Acres Sold	61.5	150.9		1,696
	- Average Price/Acre	$423	$382

Commercial	- Acres Sold	15.30	25.2		1,078
	- Average Price/Acre	$370	$588

The Woodlands Acreage				28,400	2,774

(a)	Excludes operations from our residential condominium project.

(b)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where the Company may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 22 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(c)	Acreage:

Residential — This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial — Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres — Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres — Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(d)	Maryland Properties include Columbia and Fairwood.

(e)	Summerlin — Does not reflect impact of CSA. Please refer to most recent Form 10-K and 10-Q for more information. Average price per acre includes assumption of special improvement district financing.

(f)	The Woodlands — Shown at 100% for context. GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	6/30/2009		12/31/2008	12/31/2007	12/31/2006

Capital Information

Closing common stock price per share	$1.83		$1.29	$41.18	$52.23
52 Week High (a)	35.17		44.23	67.43	55.70
52 Week Low (a)	0.24		0.24	39.31	42.36
Total Return — Trailing Twelve Months (share depreciation / appreciation and dividend)	-91.9%		-93.2%	-17.6%	14.7%

Common Shares and Common Units outstanding at end of period	319,619,209	(b)	319,576,582 (b)	295,749,082	294,957,220

Portfolio Capitalization Data
Total Portfolio Debt (d)
Fixed	$21,923,437		$23,070,699	$23,580,449	$21,172,774
Variable	6,035,764		4,755,927	3,546,063	2,980,055
Total Preferred Securities	121,232		121,232	121,482	182,828
Stock market value of common stock and Operating Partnership units outstanding at end of period	584,904		412,254	12,178,947	15,405,616

Total Market Capitalization at end of period	$28,665,337	(e)	$28,360,112	$39,426,941	$39,741,273

Leverage Ratio (%)	97.5%		98.1%	68.8%	60.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares.

(c)	Excludes liabilities to special improvement districts, noncontrolling interest adjustment and purchase accounting mark-to-market adjustments and includes the effect of interest rate swaps.

(d)	Company consolidated debt at June 30, 2009 includes approximately $21.8 billion of mortgage and other notes payable which are currently subject to compromise as we are operating under Chapter 11 protection.

(e)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the holders of such notes are prevented from exercising their exchange rights as a result of our bankruptcy filings.

Portfolio Capitalization
(at Share)
June 30, 2009

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2008	50,672,844	270,353,677	(1,449,939)	319,576,582

Direct stock purchase and dividend reinvestment plan	—	69,309	—	69,309

Conversion of OP Units into common shares (a)	(43,408,053)	43,408,053	—	—

Forfeitures of restricted stock grants	—	(26,682)	—	(26,682)

Common Shares and OP Units Outstanding at June 30, 2009	7,264,791	313,804,357	(1,449,939)	319,619,209

Net number of common shares issuable assuming exercise of dilutive stock options at June 30, 2009				—

Diluted Common Shares and OP Units Outstanding at June 30, 2009				319,619,209

Weighted average common shares and OP Units outstanding for the six months ended June 30, 2009 (Basic)				319,595,619

Weighted average net number of common shares issuable assuming exercise of dilutive stock options				—

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the six months ended June, 2009 (b)				319,595,619

(a)	Includes 42,350,000 units converted by MB Capital Units LLC.

(b)	Excludes shares of common stock issuable on any exchange of the 3.98% senior exchangeable notes due 2027, as the holders of such notes are prevented from exercising their exchange rights as a result of our bankruptcy filings.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

Annual Dividend Distribution

(a)	1993 annualized.

(b)	Dividend suspended October 2008

% of FFO Distributed (c)

(c)	Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

Company Debt at June 30, 2009 (at Share)

Company Debt at June 30, 2009 (at share)

Portfolio Interest Rate History

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SECOND QUARTER 2009 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
March 31, 2009 (a)	$22,852,762	$4,921,030	$27,773,792

New Funding:
Property Related (b)	—	400,138	400,138

Refinancings:
Property Related	—	(215,000)	(215,000)
Non-Property Related	8,977	—	8,977

Interest rate SWAP activity	(1,075,000)	1,075,000	—

Other Property Related (c)	136,698	(145,404)	(8,706)

Net Change	(929,325)	1,114,734	185,409

June 30, 2009 (a)	$21,923,437	$6,035,764	$27,959,201

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes liabilities to special improvement districts of $68.2 million, noncontrolling interest adjustment of $70.5 million, purchase accounting mark-to-market adjustments of $43.4 million and senior notes discount of ($83.3 million).

(b)	Includes our $400 million Debtor in Possession Financing Facility.

(c)	Loans subject to floating default rate reverted to original fixed rates as a result of a Bankruptcy Court ruling.

Note:	GGP share of joint venture debt totaling approximately $86 million was retired in early July.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF JUNE 30, 2009

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (b)	Properties	Properties	Portfolio (c)
Occupancy	90.3%	93.3%	91.0%
Trailing 12 month total tenant sales per sq. ft.	$404	$459	$417
% change in total sales	-7.9%	-10.4%	-8.4%
% change in comparable sales	-9.3%	-10.7%	-9.5%
Mall and freestanding GLA (in sq. ft.)	51,093,784	14,473,774	65,567,558

CERTAIN FINANCIAL INFORMATION

Average annualized in place sum of rent and recoverable common area costs per sq. ft. (d) (e)	$46.46	$54.94
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (d) (e)	$30.57	$44.28
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2009 (d) (e)	$35.43	$47.05
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (f)	-2.7%	-4.7%

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other

Limited Brands, Inc.	2.7%
Gap, Inc.	2.5
Abercrombie & Fitch Co.	2.3
Foot Locker, Inc.	2.2
American Eagle Outfitters, Inc.	1.5
Express, LLC	1.3
Macy’s Inc.	1.2
Luxottica Group S.P.A.	1.1
Forever 21 Inc.	1.1
Genesco, Inc.	1.1

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Represents the sum of rent and recoverable common area costs.

(e)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

(f)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of June 30, 2009

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,646,644	510,692	51,011,807	331,246	129,658,451
Unconsolidated	23,227,820	645,217	14,977,441	416,040	38,205,261

Company	101,874,464	536,181	65,989,248	347,312	167,863,712
% of Total	60.7%		39.3%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
6/30/2009	90.3%	93.3%	91.0%
6/30/2008	93.0%	94.1%	93.2%
12/31/2008	92.1%	93.9%	92.5%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
6/30/2009	$404	$459	$417
6/30/2008	442	517	459
12/31/2008	423	489	438
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453
12/31/2005 (b)	428	455	437
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
6/30/2009	$46.46	$54.94
6/30/2008	45.24	54.02
12/31/2008	46.31	56.44
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
6/30/2009	$30.57	$35.43	-$4.86
6/30/2008	37.85	33.68	4.17
12/31/2008	38.92	33.68	5.24
12/31/2007	39.64	31.38	8.26

Unconsolidated
6/30/2009	$44.28	$47.05	-$2.77
6/30/2008	53.81	47.51	6.30
12/31/2008	56.02	47.51	8.51
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
6/30/2009	14.3%	14.7%	14.4%
6/30/2008 (b)	12.9%	12.6%	12.8%
12/31/2008 (b)	13.3%	13.1%	13.3%
12/31/2007 (b)	12.5%	12.5%	12.5%
12/31/2006 (b)	12.6%	12.4%	12.5%
12/31/2005 (b)	12.1%	11.7%	12.0%

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(c)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short and long-term leases.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Six Months Ended		Six Months Ended
	June 30,		June 30,
	2009	% of Total	2008	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$216,621	35.2%	$225,997	35.9%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	70,964	11.5%	72,548	11.5%

South Central
Arkansas, Louisiana, Oklahoma, Texas	76,911	12.5%	72,334	11.5%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	166,373	27.0%	169,204	26.9%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	74,818	12.1%	77,861	12.4%

International	7,261	1.2%	9,140	1.5%

Corporate and Other (a)	2,868	0.5%	1,986	0.3%

TOTAL	$615,816	100.0%	$629,070	100.0%

Retail and Other NOI by Geographic Area at Share
for the Six Months Ended June 30, 2009

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF JUNE 30, 2009
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
				Sum of Rent
	Sum of Rent and		Sum of Rent and	and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.
2009 (d)	81,496	2,160	37.73	12,622	266	47.45
2010	228,806	6,304	36.30	27,554	603	45.69
2011	191,415	4,149	46.14	29,472	503	58.59
2012	235,289	4,532	51.92	29,079	478	60.83
2013	177,214	3,196	55.45	28,668	440	65.15
2014	186,348	3,431	54.31	26,897	389	69.14
2015	188,712	2,934	64.32	38,442	543	70.80
2016	198,667	2,949	67.37	48,242	678	71.15
2017	201,530	2,964	67.99	55,212	698	79.10
2018	235,811	3,207	73.53	57,499	729	78.87
Subsequent	188,845	2,937	64.30	52,699	772	68.26

Total at Share	$2,114,133	38,763	$54.54	$406,386	6,099	$66.63

All Expirations	$2,114,133	38,763	$54.54	$836,477	12,445	$67.21

Retail Lease Termination Income at Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Consolidated	$9,268	$6,522	$16,632	$24,969
Unconsolidated	2,018	955	3,921	3,514

Total Termination Income at Share	$11,286	$7,477	$20,553	$28,483

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.

(d)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

Expansions, Redevelopments & New Developments

GENERAL GROWTH PROPERTIES, INC.
FORECASTED DEVELOPMENT COST SUMMARY (a)
AS OF JUNE 30, 2009
(in millions at share)
As a result of our Chapter 11 filings, GGP has substantially halted or reduced all development and redevelopment activity, other than projects substantially complete, joint venture projects and projects with commitments we are obligated to fulfill

Definitive Projects
Forecasted cost to complete on significant redevelopment projects	$213.3

Forecasted cost to complete or contractual spending on significant new development projects	28.6

Current estimated additional costs to be incurred on recently opened redevelopment projects	19.1

Current estimated additional costs to be incurred on recently opened new development projects	37.5

Total Future Development Spending (b)	$298.5

	2009	2010	Beyond	Total
Total Definitive Projects	$67.7	$92.3	$119.5	$279.5
Total Deferred Projects	6.3	8.7	4.0	19.0

Grand Total	$74.0	$101.0	$123.5	$298.5

(a)	Excludes international projects.

(b)	Inactive projects have been excluded. As of June 30, 2009, we had incurred $77.3M of development costs associated with these developments and redevelopments. Any decision to abandon these projects would potentially result in a write off of a substantial portion of the costs incurred to date.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS & REDEVELOPMENTS
Significant Definitive Projects

			Forecasted Total Cost	Current Expenditures	Forecasted Cost to Complete	Projected
Property	Description	Ownership %	(in millions at share)	(in millions at share)	(in millions at share)	Opening

Christiana Mall Newark, DE	Nordstrom, interior mall renovation, and lifestyle center expansion	50%	$91.5	$59.5	$32.0	Q1 2011 (a)

Fashion Place Murray, UT	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%	129.3	63.7	65.6	Q4 2012(b)

Saint Louis Galleria Saint Louis, MO	Addition of Nordstrom and mall shop GLA	100%	57.5	23.2	34.3	Q3 2011

Tucson Mall Tucson, AZ	Lifestyle expansion	100%	67.0	38.4	28.6	Q4 2009

Ward Centers Honolulu, HI	Addition of Whole Foods, parking structure and other retail space	100%	160.3	111.0	49.3	Q4 2010

Current forecasted cost of 6 other significant definitive redevelopment projects			87.7	83.5	4.2

Total significant definitive expansion & redevelopment projects			$593.3	$379.3	$214.0

Significant Deferred Projects

Total significant deferred expansion & redevelopment projects (c)			$(0.1)	$0.6	$(0.7)

Total significant expansion & redevelopment projects			$593.2	$379.9	$213.3

(a)	Interior mall renovation and lifestyle expansion expected to be completed Q4 2009. Target expected to open Q3 2010. Nordstrom expected to open Q1 2011.

(b)	Nordstrom and interior mall renovation completed Q1 2009. Remainder of project expected to be completed in phases between Q3 2009 — Q4 2012.

(c)	Negative forecasted amount is due to a forecasted land sale which is treated as a reduction to overall costs.

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS (a)
Significant Definitive Projects

			Forecasted Total Cost (in	Current Expenditures	Forecasted Cost to Complete	Projected
Property	Description	Ownership %	millions at share)	(in millions at share)	(in millions at share)	Opening

Natick Natick, MA	Nouvelle at Natick — luxury condominiums	100%	178.4 (b)	169.5	8.9	(c)

Total significant definitive new development projects			$178.4	$169.5	$8.9

Significant Deferred Projects (d)

			Forecasted Total		Future Contractual
			Contractual Spending (in	Current Expenditures	Obligations (in millions at
Property	Description	Ownership %	millions at share)	(in millions at share)	share)

Elk Grove Promenade Elk Grove, CA	1.1 million sf open air lifestyle center with retail, entertainment and big box components	100%	$199.8	$193.5	$6.3

The Shops at Summerlin Centre SM Las Vegas, NV	New retail development of 106 acres in the Summerlin community; project could be expanded in subsequent years	100%	219.3	217.4	1.9

Other development projects			57.3	45.8	11.5

Total significant deferred new development projects			$476.4	$456.7	$19.7

Total significant new development projects			$654.8	$626.2	$28.6

(a)	Excludes international projects.

(b)	Excludes all provisions for impairment. Also excludes cumulative deferred revenue related to residential sales at Nouvelle at Natick of $14.1M.

(c)	Anticipated sales period Q3 2009 — Q4 2011.

(d)	We have suspended our Elk Grove Promenade, The Shops at Summerlin Centre (SM) and other developments. As of June 30, 2009, we had incurred $456.7M of development costs associated with these developments. We are currently obligated under existing contractual obligations to local jurisdictions and prospective tenants to spend an additional $19.7M. A decision about whether to proceed and complete these developments will depend on the Company’s liquidity position, market conditions and such contractual obligations. A decision to abandon completion of these developments would likely result in the marketing for sale of such project, potentially resulting in a write off of a substantial portion of the costs incurred to date.